UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2019

ARDELYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36485	26-1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

34175 Ardenwood Blvd.

Fremont, CA 94555

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 745-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	ARDX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.02 Unregistered Sales of Equity Securities.

On November 22, 2019, Ardelyx, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Kyowa Kirin Co., Ltd. Pursuant to the Purchase Agreement, the Company sold an aggregate of 2,873,563 shares of its common stock (the “Shares”) for aggregate gross proceeds of approximately $20.0 million (the “Private Placement”). The purchase price for each Share was $6.96. The Private Placement closed on November 25, 2019.

The Private Placement is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D under the Securities Act. The Shares were not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.

Item 8.01 Other Events.

The information called for by this Item 8.01 is contained in Item 3.02, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2019	ARDELYX, INC.

	By:	/s/ Elizabeth Grammer
Elizabeth Grammer
Executive Vice President, General Counsel and Secretary